Exhibit (j)(4)

BROOKFIELD INVESTMENT FUNDS

POWER OF ATTORNEY

Each of the undersigned trustees of Brookfield Investment Funds, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Brian Hurley, Casey Tushaus, and Craig Ruckman with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Trust’s Registration Statement on Form N-1A, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, and the registration and offering of the Trust’s shares of beneficial interest; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney, effective as of the 20th day of November, 2025.

/s/ Edward A. Kuczmarski	11/12/2025	/s/ William H. Wright II	11/12/2025
Edward A. Kuczmarski		William H. Wright II
Trustee		Trustee

/s/ Stuart A. McFarland	11/13/2025	/s/ Heather S. Goldman	11/13/2025
Stuart A. McFarland		Heather S. Goldman
Trustee		Trustee

/s/ Susan Schauffert-Tam	11/13/2025	/s/ Betty A. Whelchel	11/20/2025
Susan Schauffert-Tam		Betty A. Whelchel
Trustee		Trustee

/s/ Brian F. Hurley	11/13/2025
Brian F. Hurley
Trustee